EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-1 Registration Statement of Carbon Sciences, Inc. of our report dated March 30, 2011, related to our audit of the financial statements of Carbon Sciences, Inc. as of December 31, 2010 and 2009 and for the years then ended, and to the reference to our firm under the caption “Experts” and all other references to our firm included in this Form S-1 Registration Statement.

/s/ HJ Associates & Consultants, LLP
Salt Lake City, Utah
November 7, 2011